UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2017

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In connection with the announced private offering of $450 million aggregate principal amount of senior notes due 2025 (the “2025 Notes”) of William Lyon Homes, Inc., a California corporation (“California Lyon”) and wholly owned subsidiary of William Lyon Homes (“Parent”), as described in Item 8.01 of this report, Parent is disclosing certain information to prospective investors in a preliminary offering memorandum dated January 17, 2017 related to the issuance of the 2025 Notes (the “Preliminary Offering Memorandum”). Pursuant to Regulation FD, Parent is furnishing as Exhibit 99.1 certain excerpts from the Preliminary Offering Memorandum.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

Launch of Notes Offering

On January 17, 2017, Parent issued a press release announcing that it had commenced a private offering (the “Offering”) to eligible purchasers of $450 million aggregate principal amount of the 2025 Notes through its wholly owned subsidiary, California Lyon. Parent intends to use the net proceeds from the Offering, as well as cash on hand, to purchase, and to pay for, any and all outstanding 8.5% senior notes due 2020 issued by California Lyon (the “2020 Notes”) pursuant to the Tender Offer (defined below) and the consents to the Proposed Amendments (defined below). If the Tender Offer is terminated for any reason (other than the termination of the Offering), or if any net proceeds remain after funding the Tender Offer, Parent intends to use the net proceeds of the Offering for the retirement of any outstanding 2020 Notes, and intends to use any remaining proceeds for general corporate purposes, which may include debt repurchases including pursuant to another tender offer, redemptions or open market purchases of the same or different series of notes. In accordance with Rule 135c of the Securities Act, a copy of this press release is being filed as Exhibit 99.2 to this report and accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of Parent or of California Lyon.

The 2025 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Launch of Tender Offer

In addition, on January 17, 2017, Parent issued a press release announcing that it is commencing an offer to purchase for cash any and all of the 2020 Notes through California Lyon (the “Tender Offer”), subject to the terms and conditions specified in the related offer to purchase and consent solicitation statement dated January 17, 2017 (the “Offer to Purchase”). Parent concurrently announced that it is soliciting consents (the “Consent Solicitation”) through California Lyon from holders of the 2020 Notes to amend the indenture governing the 2020 Notes to eliminate substantially all of the restrictive covenants and certain events of default and reduce the minimum notice period required for optional redemptions of the 2020 Notes to two business days (the “Proposed Amendments”) on the terms and subject to the conditions set forth in the Offer to Purchase. The Tender Offer is scheduled to expire at Midnight, New York City time, on February 13, 2017 (the “Expiration Time”), unless extended or earlier terminated. The Consent Solicitation is scheduled to expire at 5:00 P.M., New York City time, on January 30, 2017 (the “Early Tender Deadline”) unless extended or earlier terminated.

Subject to the terms and conditions of the Tender Offer, holders who validly tender and do not withdraw their 2020 Notes on or prior the Early Tender Deadline, will be eligible to receive total consideration of $1,046.50 per $1,000 principal amount of 2020 Notes tendered and accepted for payment, which includes an early tender premium of $30.00 with respect to each $1,000 principal amount of 2020 Notes tendered. Holders who validly tender their 2020 Notes after the Early Tender Deadline and at or prior to the Expiration Time will only be eligible to receive $1,016.50 per $1,000 principal amount of 2020 Notes tendered. Holders who validly tender their 2020 Notes pursuant to the Tender Offer prior to the Early Tender Deadline will be deemed to have validly delivered consents (the “Consents”) related to such 2020 Notes in the Consent Solicitation.

The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including, among others, Parent and California Lyon having raised net proceeds through the Offering, on reasonably satisfactory terms, sufficient to purchase all of the 2020 Notes validly tendered (and not validly withdrawn) and accepted for purchase in the Tender Offer and to pay accrued interest and all fees and expenses in connection with the Tender Offer and such financing. The Consent Solicitation is conditional upon the receipt prior to the Early Tender Deadline of Consents from holders of at least a majority in aggregate principal amount of the 2020 Notes then outstanding and the execution of a supplemental indenture reflecting the proposed amendment to the indenture governing the 2020 Notes. The Offering is not conditioned upon the consummation of the Tender Offer or the Consent Solicitation.

In accordance with Rule 135c of the Securities Act of 1933, a copy of this press release is being filed as Exhibit 99.3 to this report and accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of Parent or of California Lyon.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Excerpts from the Preliminary Offering Memorandum dated January 17, 2017

99.2	Press Release dated January 17, 2017

99.3	Press Release dated January 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 17, 2017

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Its:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Excerpts from the Preliminary Offering Memorandum dated January 17, 2017

99.2	Press Release dated January 17, 2017

99.3	Press Release dated January 17, 2017